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                                                                     EXHIBIT 5.1

                     [Letterhead of Allens Arthur Robinson]

19 August 2003

The News Corporation Limited
1211 Avenue of the Americas
New York  New York  10036
USA

Dear Sirs

The News Corporation Limited - Registration Statement (Registration Number 333-106837) on Form F-3/S-3

US$1,655,000,000 0.75% Senior Exchangeable BUCS

We have acted as special Australian counsel to NewsCorp in connection with certain matters relating to the Registration Statement.

1.       Interpretation

         In this letter, unless the context otherwise requires, the following terms shall have the following meanings:

         Debentures means the 0.75% Senior Exchangeable debentures due 15 March 2023 of NAI constituted under the Indenture.

         Declaration means the Declaration of Trust dated as at 18 March 2003 constituting the Trust and as amended and restated by the Declaration of Trust dated on or around 21 March 2003 among News America, as sponsor, the property trustee, the Delaware trustee and the administrative trustees.

         Exchange Preferred Shares means the Preferred Ordinary Shares represented by NewsCorp's Preferred ADSs which may be allotted and issued by NewsCorp, at its election, on redemption of the BUCS or Debentures.

         Exchange Securities or BUCS means US$1,655,000,000 0.75% Senior Exchangeable BUCS.

         Guarantees means:

         (a) the unconditional limited guarantees as to distributions and other amounts due on the Exchange Securities set forth in the Preferred Securities Guarantee Agreement; and

         (b) the unconditional guarantee as to the payment of principal, interest and other amounts due on the Debentures set forth in the Indenture and annexed to the Debentures.

         Indenture means the indenture dated as of 21 March 2003 between NAI, NewsCorp and other guarantors as guarantors and the Indenture Trustee.

         NAI means News America Incorporated, a Delaware Corporation.


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         NewsCorp means The News Corporation Limited (ACN 007 910 330).

         Preferred ADSs means preferred american depositary shares, each representing four Preferred Ordinary Shares.

         Preferred Ordinary Shares means the limited voting preferred ordinary shares in the capital of NewsCorp.

         Preferred Securities Guarantee Agreement means the Preferred Securities Guarantee Agreement dated as of 21 March 2003 made by NewsCorp, as guarantor, to the Bank of New York, as trustee, for the benefit of the holders of the Exchange Securities.

         Purchase Agreement means the Purchase Agreement dated as of 18 March 2003 among News America, NewsCorp and the other guarantors named therein and the initial purchasers.

         Registration Rights Agreement means the Registration Rights Agreement dated as of 21 March 2003 among NAI, NewsCorp, all other guarantors named therein and the initial purchasers.

         Registration Statement means the registration statement on Form F-3/S-3 with respect to the Exchange Securities and related securities (Registration No. 333-106837) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         Relevant Jurisdictions means the State of South Australia and the Commonwealth of Australia.

         Resolutions means the resolutions of NewsCorp which, amongst other things, approve the Guarantees.

         Transaction Documents means the Purchase Agreement, the Indenture, the Declaration, the Preferred Securities Guarantee Agreement, the Guarantees annexed to the Debentures and the Registration Rights Agreement.

         Trust means the News Corporation Finance Trust II, a Delaware statutory business trust constituted under the Declaration.

2.       Documents

         In rendering our opinion, we have examined and relied on the following documents:

         (a) a certified copy of the certificate of incorporation of NewsCorp, certified as at August 11, 2003;

         (b) a certified copy of the constitution of NewsCorp, certified as at August 11, 2003;

         (c) an executed copy of the Purchase Agreement dated as of March 18, 2003;

         (d)      an executed copy of the Indenture dated as of March 21, 2003;

         (e) an executed copy of the Registration Rights Agreement dated as of March 21, 2003;

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         (f)      an executed copy of the Declaration dated as of March 21,
                  2003;

         (g) an executed copy of the Preferred Securities Guarantee Agreement dated as of March 21, 2003;

         (h) a final copy of the terms of the BUCS (and executed copies from March 21, 2003 and March 25, 2003);

         (i) a final copy of the terms of the Debentures (and executed copies from March 21, 2003 and March 25, 2003);

         (j) a copy of the Registration Statement, as filed with the Securities and Exchange Commission on 3 July 2003;

         (k) a faxed copy of the executed power of attorney under the common seal of NewsCorp, in each case authorising the execution of the Transaction Documents on behalf of NewsCorp; and

         (l) minutes of the meeting of NewsCorp at which the Resolutions were passed, dated 20 March 2003.

3.       Assumptions

         For the purposes of this opinion, we have assumed the following:

         (a) That insofar as any obligation under the Transaction Documents is to be performed in any jurisdiction other than a Relevant Jurisdiction, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction.

         (b)      That the Transaction Documents will be:

                  (i) valid, binding and enforceable in accordance with its terms under the laws of the State of New York, the State of Delaware and the federal laws of the United States of America by each of the parties thereto;

                  (ii) not in breach of the laws of the State of New York, the State of Delaware or the federal laws of the United States of America or any Relevant Jurisdiction.

         (c)      That:

                  (i) the meetings of the board of NewsCorp were each properly convened;

                  (ii) that all directors who attended and voted were entitled to do so;

                  (iii)    the Resolutions were properly passed; and

                  (iv) the directors have performed their duties properly and all provisions relating to the declaration of directors' interests or the power of interested directors to vote were duly observed.

         (d) That the Transaction Documents or the transactions contemplated by them will not be void, voidable or illegal under the laws, or otherwise in contravention of public

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                  policy, of the State of New York or the federal laws of the
                  United States of America and will not be issued or contain terms which contravene or are in conflict with any document or obligation which binds NewsCorp or its assets.

         (e) That the authorisations contained in the Resolutions have not been and will not be varied or revoked after the date hereof and will continue in full force and effect.

         (f) That NewsCorp was, at the time of execution of the Transaction Documents and of the granting of the Guarantees, and will be, at the time of the allotment of the Exchange Preferred Shares, able to pay its debts as they fall due.

         (g) That the Trust will not acquire the Exchange Preferred Shares and further that the common securities in the Trust cannot be exchanged for Debentures.

         (h) That no legal or beneficial owner of the Exchange Securities or any securities in connection with the Exchange Securities is a related body corporate of NewsCorp.

         (i) That NewsCorp will receive adequate consideration for the allotment of Exchange Preferred Shares upon exchange of the Debentures for Preferred ADSs in the event that such exchange is made.

         (j) That the issue of the Exchange Securities in the manner described in the Registration Statement, the execution of the Guarantees in connection therewith and the transactions contemplated by those documents have materially benefited NewsCorp and have been entered into in good faith for the purposes of the businesses of NewsCorp.

4.       Qualifications

         Our opinion is subject to the following qualifications.

         (a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion.

         (b) Our opinion that an obligation or document is enforceable means that the obligation or document is of a type and form which courts in the Relevant Jurisdictions enforce. However:

                  (i) equitable remedies, such as injunction and specific performance, are discretionary; and

                  (ii) the enforceability of an obligation, document or security interest may be affected by statues of limitation, by estoppel and similar principles and by laws concerning insolvency, bankruptcy, liquidation, enforcement of security interests or reorganisation or other laws generally affecting creditors' rights or duties.

         (c) We have relied upon searches of public records on file at the offices of the Australian Securities and Investments Commission on 14 August 2003 (and we note that records disclosed by such searches may not be complete or up to date).

         (d) The courts of a Relevant Jurisdiction will not give effect to the choice of the law of the State of New York or the State of Delaware of the federal laws of the United States of America (the Subject Law) in the Transaction Documents if the choice of

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                  such law was not made in good faith, nor will such courts give effect to that choice of law to the extent that:

                  (i) any term of the Transaction Documents, or any provision of the Subject Law is contrary to the public policy of the Relevant Jurisdiction;

                  (ii) the availability or enforceability of certain remedies may be governed or affected by the procedural laws of the Relevant Jurisdiction in the courts of a Relevant Jurisdiction;

                  (iii) the Subject Law will be regarded as a matter of fact in proceedings before courts of a Relevant Jurisdiction to be pleaded and proved to the satisfaction of those courts and to the extent not so pleaded and proved the courts of a Relevant Jurisdiction will regard the laws under their jurisdiction and the Subject Law as the same;

                  (iv) the courts of a Relevant Jurisdiction would apply the laws of that jurisdiction with respect to:

                           (A) matters bearing upon the power and authority of NewsCorp to enter into, and perform the applicable obligations under, the applicable Transaction Documents; and

                           (B)     compliance with all requirements of
                                   governmental approvals, authorisations and consents under the laws, decrees and administrative regulations of the Relevant Jurisdictions.

         (e) A clause providing for the severability of any provision in the Transaction Documents may not be enforceable in accordance with its terms as a court of a Relevant Jurisdiction may reserve to itself a decision as to whether any provision is severable.

         (f) Where a party to any Transaction Document is vested with discretion or may determine a matter in its opinion, the law of a Relevant Jurisdiction may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds.

         (g) We express no opinion as to the enforceability or validity of any term of any indenture or any guarantee not fully described in the Registration Statement or any guarantee not fully described in the Registration Statement or any obligation of NewsCorp in respect of such term.

         (h) We express no opinion on any matter relating to the Guarantees or the Transaction Document other than as is expressly set out in paragraph 5 below.

         (k) To the extent that our opinion relates to compliance with laws, regulations or orders, rules or decrees of governmental agencies or authorities, that opinion is subject to the specific statements made in the section of the Registration Statement entitled "Exchange Controls and Other Limitations".

         (l) The words "non-assessable", when used to describe the liability of a person as the registered holder of shares, has no clear meaning under the laws of the Relevant Jurisdictions. We have taken those words to mean that no calls or other demand

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                  for payment can be validly made on the Preferred Shares by
                  NewsCorp and that the shareholder cannot be made liable for the acts or omissions of NewsCorp by reason only of being a registered shareholder in NewsCorp and, for the purposes of this opinion, that is the meaning those words bear.

         (m) We have relied on the assumptions specified in s129 of the Corporations Act.

         (n) The obligation of a party under a Transaction Document to pay interest on overdue amounts at a rate higher than the rate applying before the amount fell due may be held to constitute a penalty and be unenforceable.

         (o) The courts in Australia might not give full effect to an indemnity for legal costs or for penalties on taxes.

         (p) We express no opinion as to the provisions of the Indenture concerning the ranking or the indebtedness created thereby.

         (q) We express no opinion as to whether the Guarantees violate the Corporations Act, or would be enforceable against NewsCorp, insofar as it guarantees the obligation of the Trust to make actual delivery of Preferred ADSs representing the Exchange Preferred Shares on exchange of the Debentures and Exchange Securities, rather than the obligation in the alternative to pay an amount equal to the value of such Preferred ADSs.

         (r) An Australian Court may not give effect to the exclusion of its jurisdiction in the Indenture, as contrary to public policy.

5.       Opinion

         Based upon and subject to the assumptions and subject to the qualifications and other matters set out above, we are of the opinion that:

         (a) NewsCorp is duly incorporated under the laws of the Relevant Jurisdictions.

         (b)      NewsCorp is not in liquidation.

         (c) Any Guarantee to which NewsCorp is a party, to the extent that it constitutes a valid and legally binding obligation of NewsCorp according to the applicable laws of the State of New York and the federal laws of the United States, shall constitute a valid and binding obligation of NewsCorp enforceable against NewsCorp in accordance with its respective terms.

         (d) The Exchange Preferred Securities have been duly authorised by NewsCorp and, when issued in accordance with the Transaction Documents and when the consideration to be paid or provided thereunder has been received by NewsCorp, the Exchange Preferred Securities will be validly issued, fully paid and non-assessable.

         (e) NewsCorp is not entitled to claim for itself or any of its assets or revenues under the laws of any of the Relevant Jurisdictions any general right of immunity or exemption on the grounds of sovereignty or otherwise from suit, execution, attachment or other legal process in respect of its obligations as guarantor under

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                  the Indenture or the Guarantees of the type described in the
                  Registration Statement to which it is party.

6.       Consent

         In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an
         Exhibit 5 to the Registration Statement.

         This opinion is not to be quoted or referred to in any public document other than the Registration Statement, or filed with any other governmental agency (other than the United States Securities and Exchange Commission) or other person without our consent.

         In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


Yours faithfully


/s/ Allens Arthur Robinson
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Allens Arthur Robinson


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